UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

BLUE OWL CREDIT INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On October 16, 2024, Core Income Funding V LLC (“Core Income Funding V”) executed the Second Amendment to Loan and Security Agreement (the “Amendment”), which amends that certain Loan and Security Agreement, dated as of March 9, 2023 (as amended by the First Amendment to Loan and Security Agreement, dated as of June 28, 2024, the “Loan and Security Agreement”), by and among Core Income Funding V, as borrower, Wells Fargo Bank, National Association, as administrative agent, State Street Bank and Trust Company, Alter Domus (US) LLC, as collateral custodian, and the lenders party thereto. The Amendment (i) increases the total commitment from $300,000,000 to $500,000,000, (ii) amends the Commitment Reduction Fee, (iii) amends the Applicable Margin from 2.70% to a range of 1.60% to 2.05% depending on the composition of the collateral, (iv) amends the Non-Usage Fee to a range of 0.50% to 1.25%, subject to minimum utilization during the Reinvestment Period, (v) extends the end of the reinvestment period from March 9, 2026 to October 15, 2027, and (vi) extends the maturity date from March 9, 2028 to October 16, 2029.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of October 16, 2024, among Core Income Funding V LLC, as Borrower, Blue Owl Credit Income Corp., as Servicer and Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: October 22, 2024	By:	/s/ Bryan Cole
	Name:	Bryan Cole
	Title:	Chief Operating Officer and Chief Financial Officer